Exhibit 99.1

Contact: Charles Lambert

Managing Director – Capital Markets

Medical Properties Trust, Inc.

(205) 397-8897

clambert@medicalpropertiestrust.com

MEDICAL PROPERTIES TRUST, INC. REPORTS

FIRST QUARTER 2012 RESULTS

Company Provides Calendar 2012 Financial Guidance

Ernest Health Transaction Completed;

Company Executing on Strategy to Diversify Portfolio and Grow FFO

Birmingham, AL –May 10, 2012 – Medical Properties Trust, Inc. (the “Company”) (NYSE: MPW) today announced financial and operating results for the first quarter ended March 31, 2012.

FIRST QUARTER AND RECENT HIGHLIGHTS

•	Achieved first quarter Normalized Funds from Operations (“FFO”) and Adjusted FFO (“AFFO”) per diluted share of $0.18 and $0.19, respectively;

•	Completed the $396.5 million acquisition of Ernest Health, Inc.;

•	Continued to diversify asset portfolio with two agreements to develop inpatient rehabilitation facilities in Texas and Indiana;

•	Completed the development of the Florence hospital;

•	Issued 23.6 million common shares for net proceeds of approximately $220 million;

•	Issued $200 million of 10-year unsecured notes at 6.375%;

•	Increased revolving credit facility to $400 million and completed a $100 million unsecured term loan facility; and

•	Paid 2012 first quarter cash dividend of $0.20 per share.

“In just three years we have completed nearly $1 billion in acquisitions that have collectively transformed our portfolio as we have expanded our presence into a total of 72 markets, reduced our largest tenant to just 20% of our assets and reduced our largest property to just 4% of our total assets,” said Edward K. Aldag, Jr., Chairman, President and CEO of Medical Properties Trust, Inc. “From a financial perspective, these transactions, with strong lease coverage ratios, have been significantly accretive to FFO, which we believe will support long-term dividend expansion as well as improved payout coverage.

“Furthermore, we have continued to successfully execute on our strategy to diversify our asset portfolio from a tenant, property and geographic perspective, and the recently completed acquisition of Ernest Health significantly accelerated the execution of this strategy,” said Aldag.

OPERATING RESULTS

The Company reported first quarter 2012 Normalized FFO and AFFO of $22.5 million and $23.2 million, respectively, or $0.18 and $0.19 per diluted share, respectively. Normalized FFO and AFFO for the first quarter of 2011 were $20.4 million and $21.2 million, respectively, or $0.18 and $0.19 per diluted share.

Net income for the first quarter of 2012 was $10.6 million, or $0.08 per diluted share, compared to $10.8 million, or $0.09 per diluted share, for the same period in 2011.

A reconciliation of Normalized FFO and AFFO to net income is included in the financial tables accompanying this press release.

DIVIDEND

The Company’s Board of Directors declared a quarterly dividend of $0.20 per share of common stock, which was paid on April 12, 2012 to stockholders of record on March 15, 2012.

PORTFOLIO UPDATE AND FUTURE OUTLOOK

In February, the Company completed a series of transactions with Ernest Health that added 16 existing post acute care hospitals to the Medical Properties Trust asset portfolio, which expanded the Company’s presence into 12 new markets and three new states, and increased overall assets by 25% to more than $2.0 billion. The transactions also diversified tenant and property mix by reducing the Company’s largest tenant to 20% of its total assets and reducing its largest property to 4% of its total assets. Medical Properties Trust also expects to develop a 40-bed inpatient rehabilitation facility with Ernest Health in Indiana for approximately $15.9 million.

In May, the Company completed an agreement with its current tenant, Post Acute Medical, to develop a 26-bed inpatient rehabilitation facility in Victoria, Texas for approximately $9.4 million.

At March 31, 2012, the Company had total real estate and related investments of approximately $1.9 billion comprised of 78 healthcare properties in 24 states leased to 21 hospital operating companies. Six of these investments are in the form of mortgage loans.

“We believe the dynamic characteristics of our industry support long-term growth opportunities and that the Medical Properties Trust portfolio of assets will continue to thrive and deliver strong shareholder returns,” continued Aldag. “Through challenging times, our asset portfolio has outperformed and we now have industry-leading lease coverage ratios, a long track record of successful acquisitions and a pipeline of opportunities ahead of us. In addition, we have significantly strengthened our balance sheet and have the resources necessary to support our strategic initiatives. We are confident that these strong fundamentals, coupled with our expertise within the hospital sector will allow us to continue to make discerning acquisitions and execute on focused operating asset investments. We are well positioned to continue to further diversify our portfolio and achieve strong FFO growth and dividend expansion.”

The Company has updated its guidance practices and beginning with the first quarter of 2012, will provide calendar year estimates that will include the expected impact of anticipated acquisitions during the calendar year.

Based upon this, for the year ending December 31, 2012, the Company estimates that Normalized FFO per share will be $0.85 per diluted share.

This guidance reflects the Company’s asset portfolio as of March 31, 2012, expected second quarter acquisitions totaling approximately $100 million, placement into service of the Company’s three Emerus emergency hospitals during the fourth quarter of 2012, $200 million of additional fourth quarter acquisitions and approximately $3 million in revenue from other operating investments (excluding Ernest Health operating investments), and approximately $11.7 million in earnings from Ernest Health operating investments.

Going into 2013, the run-rate for this portfolio is estimated to be $1.06. Guidance does not include the effects, if any, of real estate operating costs, litigation costs, debt refinancing costs, acquisition costs, new interest rate hedging activities, write-offs of straight-line rent or other non-recurring or unplanned transactions. This estimate will change if the Company acquires additional assets, market interest rates change, debt is refinanced, new common shares are issued, additional debt is incurred, assets are sold, other operating expenses vary, income from investments in tenant operations vary from expectations, or existing leases do not perform in accordance with their terms.

CONFERENCE CALL AND WEBCAST

The Company has scheduled a conference call and webcast on Thursday, May 10, 2012 at 11:00 a.m. Eastern Time to present the Company’s financial and operating results for the quarter ended March 31, 2012. The dial-in telephone numbers for the conference call 866-831-5605 (U.S.) and 617-213-8851 (International); using passcode 27236030. The conference call will also be available via webcast in the Investor Relations’ section of the Company’s website, www.medicalpropertiestrust.com.

A telephone and webcast replay of the call will be available from shortly after the completion through May 24, 2012. Telephone numbers for the replay are 888-286-8010 and 617-801-6888 for U.S. and International callers, respectively. The replay passcode is 95449376.

The Company’s supplemental information package for the current period will also be available on the Company’s website under the “Investor Relations” section.

About Medical Properties Trust, Inc.

Medical Properties Trust, Inc. is a Birmingham, Alabama based self-advised real estate investment trust formed to capitalize on the changing trends in healthcare delivery by acquiring and developing net-leased healthcare facilities. These facilities include inpatient rehabilitation hospitals, long-term acute care hospitals, regional acute care hospitals, ambulatory surgery centers and other single-discipline healthcare facilities, such as heart hospitals and orthopedic hospitals. For more information, please visit the Company’s website at www.medicalpropertiestrust.com.

The statements in this press release that are forward looking are based on current expectations and actual results or future events may differ materially. Words such as “expects,” “believes,” “anticipates,” “intends,” “will,” “should” and variations of such words and similar expressions are intended to identify such forward-looking statements. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results of the Company or future events to differ materially from those expressed in or underlying such forward-looking statements, including without limitation: the capacity of the Company’s tenants to meet the terms of their agreements; Normalized FFO per share; the amount of acquisitions of healthcare real estate, if any; the repayment of debt arrangements; statements concerning the additional income to the Company as a result of ownership interests in certain hospital operations and the timing of such income; the restructuring of the Company’s investments in non-revenue producing properties; the payment of future dividends, if any; completion of additional debt arrangements; and additional investments; national and economic, business, real estate and other market conditions; the competitive environment in which the Company operates; the execution of the Company’s business plan; financing risks; the Company’s ability to maintain its status as a REIT for federal income tax purposes; acquisition and development risks; potential environmental and other liabilities; and other factors affecting the real estate industry generally or healthcare real estate in particular. For further discussion of the factors that could affect outcomes, please refer to the “Risk factors” section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2011, and as updated by the Company’s subsequently filed Quarterly Reports on Form 10-Q and other SEC filings. Except as otherwise required by the federal securities laws, the Company undertakes no obligation to update the information in this press release.

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MEDICAL PROPERTIES TRUST, INC. AND SUBSIDIARIES

Consolidated Balance Sheets

	March 31, 2012	December 31, 2011
	(Unaudited)	(A)
Assets
Real estate assets
Land, buildings and improvements, and intangible lease assets	$1,274,421,111	$1,244,496,384
Construction in progress and other	7,951,396	30,902,348
Net investment in direct financing leases	200,285,160	—
Mortgage loans	265,000,000	165,000,000

Gross investment in real estate assets	1,747,657,667	1,440,398,732
Accumulated depreciation and amortization	(112,484,138)	(103,737,665)

Net investment in real estate assets	1,635,173,529	1,336,661,067

Cash and cash equivalents	126,500,484	102,725,906
Interest and rent receivable	33,650,010	29,862,106
Straight-line rent receivable	35,493,269	33,993,032
Other loans	165,207,294	74,839,459
Deferred financing costs	23,603,146	18,285,175
Other assets	28,834,948	25,506,974

Total Assets	$2,048,462,680	$1,621,873,719

Liabilities and Equity
Liabilities
Debt, net	$900,224,928	$689,848,981
Accounts payable and accrued expenses	62,278,099	51,124,723
Deferred revenue	22,544,227	23,307,074
Lease deposits and other obligations to tenants	28,668,332	28,777,787

Total liabilities	1,013,715,586	793,058,565

Equity
Preferred stock, $0.001 par value. Authorized 10,000,000 shares; no shares outstanding	—	—
Common stock, $0.001 par value. Authorized 250,000,000 shares; issued and outstanding - 134,523,921 shares at March 31, 2012 and 110,786,183 shares at December 31, 2011	134,524	110,786
Additional paid in capital	1,277,283,144	1,055,255,776
Distributions in excess of net income	(230,676,181)	(214,058,258)
Accumulated other comprehensive income (loss)	(11,732,050)	(12,230,807)
Treasury shares, at cost	(262,343)	(262,343)

Total Medical Properties Trust, Inc. stockholders’ equity	1,034,747,094	828,815,154

Non-controlling interests	—	—

Total Equity	1,034,747,094	828,815,154

Total Liabilities and Equity	$2,048,462,680	$1,621,873,719

(A)	Financials have been derived from the prior year audited financials.

MEDICAL PROPERTIES TRUST, INC. AND SUBSIDIARIES

Consolidated Statements of Income

	For the Three Months Ended
	March 31, 2012	March 31, 2011
	(unaudited)	(unaudited) (A)
Revenues
Rent billed	$32,165,147	$27,355,422
Straight-line rent	1,448,536	1,710,311
Income from direct financing leases	1,835,161	—
Interest and fee income	7,942,420	5,281,633

Total revenues	43,391,264	34,347,366
Expenses
Real estate depreciation and amortization	8,746,473	7,570,224
Property-related	331,100	57,257
Acquisition expenses	3,425,012	2,039,971
General and administrative	7,591,555	6,874,262

Total operating expenses	20,094,140	16,541,714

Operating income	23,297,124	17,805,652
Other income (expense)
Interest and other income (expense)	(16,100)	(14,402)
Interest expense	(12,796,000)	(8,139,316)

Net other expense	(12,812,100)	(8,153,718)

Income from continuing operations	10,485,024	9,651,934
Income from discontinued operations	121,204	1,172,050

Net income	10,606,228	10,823,984
Net income attributable to non-controlling interests	(42,358)	(44,377)

Net income attributable to MPT common stockholders	$10,563,870	$10,779,607

Earnings per common share - basic and diluted:
Income from continuing operations	$0.08	$0.08
Income from discontinued operations	—	0.01

Net income attributable to MPT common stockholders	$0.08	$0.09

Dividends declared per common share	$0.20	$0.20

Weighted average shares outstanding - basic	124,906,358	110,399,683
Weighted average shares outstanding - diluted	124,906,358	110,407,788

(A)	Financials have been restated to reclass the operating results of certain properties sold in December 2011 to discontinued operations.

MEDICAL PROPERTIES TRUST, INC. AND SUBSIDIARIES

Reconciliation of Net Income to Funds From Operations

(Unaudited)

	For the Three Months Ended
	March 31, 2012	March 31, 2011
		(A)
FFO information:
Net income attributable to MPT common stockholders	$10,563,870	$10,779,607
Participating securities' share in earnings	(251,867)	(315,360)

Net income, less participating securities’ share in earnings	$10,312,003	$10,464,247
Depreciation and amortization:
Continuing operations	8,746,473	7,570,224
Discontinued operations	—	323,032
Gain on sale of real estate	—	(5,324)

Funds from operations	$19,058,476	$18,352,179

Acquisition costs	3,425,012	2,039,971

Normalized funds from operations	$22,483,488	$20,392,150

Share-based compensation	1,858,456	1,837,709
Debt costs amortization	855,382	986,955
Additional rent received in advance (B)	(300,000)	(300,000)
Straight-line rent revenue and other	(1,733,696)	(1,734,673)

Adjusted funds from operations	$23,163,630	$21,182,141

Per diluted share data:
Net income, less participating securities’ share in earnings	$0.08	$0.09
Depreciation and amortization:
Continuing operations	0.07	0.08
Discontinued operations	—	—
Gain on sale of real estate	—	—

Funds from operations	$0.15	$0.17

Acquisition costs	0.03	0.01

Normalized funds from operations	$0.18	$0.18

Share-based compensation	0.01	0.02
Debt costs amortization	0.01	0.01
Additional rent received in advance (B)	—	—
Straight-line rent revenue and other	(0.01)	(0.02)

Adjusted funds from operations	$0.19	$0.19

(A)	Financials have been restated to reclass the operating results of certain properties sold in December 2011 to discontinued operations.
(B)	Represents additional rent from one tenant in advance of when we can recognize as revenue for accounting purposes. This additional rent is being recorded to revenue on a straight-line basis over the lease life.

Funds from operations, or FFO, represents net income (computed in accordance with GAAP), excluding gains (or losses) from sales of property, and impairment charges on real estate assets, plus real estate related depreciation and amortization (excluding amortization of loan origination costs) and after adjustments for unconsolidated partnerships and joint ventures. Management considers funds from operations a useful additional measure of performance for an equity REIT because it facilitates an understanding of the operating performance of our properties without giving effect to real estate depreciation and amortization, which assumes that the value of real estate assets diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, we believe that funds from operations provides a meaningful supplemental indication of our performance. We compute funds from operations in accordance with standards established by the Board of Governors of the National Association of Real Estate Investment Trusts, or NAREIT, in its March 1995 White Paper (as amended in November 1999 and April 2002), which may differ from the methodology for calculating funds from operations utilized by other equity REITs and, accordingly, may not be comparable to such other REITs. FFO does not represent amounts available for management's discretionary use because of needed capital replacement or expansion, debt service obligations, or other commitments and uncertainties, nor is it indicative of funds available to fund our cash needs, including our ability to make distributions. Funds from operations should not be considered as an alternative to net income (loss) (computed in accordance with GAAP) as indicators of our financial performance or to cash flow from operating activities (computed in accordance with GAAP) as an indicator of our liquidity.

We calculate adjusted funds from operations, or AFFO, by subtracting from or adding to normalized FFO (i) unbilled rent revenue, (ii) non-cash share-based compensation expense, and (iii) amortization of deferred financing costs. AFFO is an operating measurement that we use to analyze our results of operations based on the receipt, rather than the accrual, of our rental revenue and on certain other adjustments. We believe that this is an important measurement because our leases generally have significant contractual escalations of base rents and therefore result in recognition of rental income that is not collected until future periods, and costs that are deferred or are non-cash charges. Our calculation of AFFO may not be comparable to AFFO or similarly titled measures reported by other REITs. AFFO should not be considered as an alternative to net income (calculated pursuant to GAAP) as an indicator of our results of operations or to cash flow from operating activities (calculated pursuant to GAAP) as an indicator of our liquidity.